                                                           Exhibit No. EX-99.i

                                  Law Office

                    Stradley, Ronon, Stevens & Young, LLP

                           2600 One Commerce Square
                    Philadelphia, Pennsylvania 19103-7098
                                (215) 564-8000

Direct Dial: (215) 564-8115

                              December 17, 1998

The Barrett Funds
565 Fifth Avenue
New York, NY  10017

            Re:   Legal Opinion-Securities Act of 1933
                  ------------------------------------

Ladies and Gentlemen:

     We  have   examined   the   Agreement   and   Declaration   of  Trust  (the
"Declaration"),  of The Barrett  Funds (the  "Fund"),  a series  business  trust organized  under the Delaware  Business  Trust Act, the By-Laws of the Fund, and
its proposed form of Share  Certificates  (if any),  all as amended to date, and the various  pertinent  corporate  proceedings  we deem  material.  We have also examined the Notification of Registration and the Registration  Statements filed under the Investment  Company Act of 1940, as amended (the  "Investment  Company
Act") and the Securities Act of 1933, as amended (the "Securities  Act"), all as amended to date, as well as other items we deem material to this opinion.

     The Fund is authorized by the  Declaration to issue an unlimited  number of shares of  beneficial  interest  at a par value of $0.001 and has  designated  a single series of shares as the Barrett Growth Fund series.  The Declaration also empowers the Board to designate  any  additional  series or classes and allocate shares to such series or classes.

     The Fund has filed with the U.S.  Securities  and  Exchange  Commission,  a registration statement under the Securities Act, which registration statement is deemed to register an  indefinite  number of shares of the Fund  pursuant to the provisions  of Section  24(f) of the  Investment  Company  Act. You have further advised us that the Fund will file a Notice  pursuant  to Rule  24f-2  under the
Investment  Company  Act each year in order to perfect the  registration  of the shares sold by the Fund during each fiscal year during  which such  registration of an indefinite number of shares remains in effect.

     You have  also  informed  us that the  shares  of the Fund  will be sold in accordance with the Fund's usual method of distributing  its registered  shares, under which  prospectuses  are made  available  for  delivery  to  offerees  and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

     Based upon the foregoing  information and examination,  so long as the Fund remains  a  valid  and  subsisting  entity  under  the  laws  of  its  state  of organization, and the registration of an indefinite number of shares of the Fund remains  effective,  the  authorized  shares  of the Fund  when  issued  for the consideration  set by the Board of  Trustees  pursuant to the  Declaration,  and subject to compliance with Rule 24f-2, will be legally outstanding,  fully-paid, and  non-assessable  shares,  and the  holders of such  shares will have all the rights provided for with respect to such holding by the Declaration and the laws of the State of Delaware.

     We hereby consent to the use of this opinion,  in lieu of any other,  as an exhibit to the  Registration  Statement of the Fund,  along with any  amendments thereto,  covering  the  registration  of the  shares  of  the  Fund  under  the
Securities Act and the applications,  registration statements or notice filings, and amendments  thereto,  filed in accordance  with the  securities  laws of the several states in which shares of the Fund are offered,  and we further  consent to  reference  in the  registration  statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                              Very truly yours,

                              STRADLEY, RONON, STEVENS & YOUNG, LLP

                              BY:   /s/ Bruce G. Leto
                                    ------------------------------
                                    Bruce G. Leto